                                POWER OF ATTORNEY

Know all by these presents that Mitesh B. Shah, does hereby make, constitute and appoint each of Mark M. Chloupek, Keith A. Cline and James H. Forson, or any one
of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S.
Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of La Quinta Holdings Inc. (i) pursuant to Section
16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms
3, 4 and 5 with regard to his ownership of or transactions in securities of La
Quinta Holdings Inc., unless earlier revoked in writing. The undersigned acknowledges that Mark M. Chloupek, Keith A. Cline and James H. Forson are not
assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

                                        By:   /s/ Mitesh B. Shah
                                              ----------------------------------
                                              Mitesh B. Shah

                                        Date: March 3, 2014